Exhibit 23.1


Board of Directors
First Valley Bancorp, Inc.
Four Riverside Avenue
Bristol, Connecticut 06010

Members of the Board of Directors:

We hereby consent to the use of our firm's name in the Form 8-A Registration Statement for First Valley Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of the financial statements in such filing.


                                        Sincerely,


                                        SNYDER & HALLER, P.C.


                                        /s/ Snyder & Haller, P.C.
                                        -------------------------



Dated this 27th day
of June, 2005